Exhibit 99.1

Netlist Reports First Quarter 2026 Results

IRVINE, CALIFORNIA, May 12, 2026 - Netlist, Inc. (OTCQB: NLST) today reported financial results for the first quarter ended March 28, 2026.

Highlights:

•	Net sales for first quarter of 2026 were $104.9 million, an increase of 262% compared to the first quarter of 2025.
•	Gross profit for first quarter of 2026 was $22.4 million, an increase of 1,622% compared to the first quarter of 2025.
•	Net income for the first quarter of 2026 was $8.6 million, compared to net loss of $9.5 million in the first quarter of 2025.

“Netlist delivered strong first quarter results, with significant growth in both revenue and profitability driven by robust demand for our memory products,” said Chief Executive Officer, C.K. Hong. “We remain well positioned to capitalize on AI memory technologies - DDR5 and HBM - through our products and IP assets.”

Net sales for the first quarter ended March 28, 2026 were $104.9 million, compared to net sales of $29.0 million for the first quarter ended March 29, 2025 and $75.7 million for the fourth quarter ended December 27, 2025. Gross profit for the first quarter ended March 28, 2026 was $22.4 million, compared to a gross profit of $1.3 million for the first quarter ended March 29, 2025 and $6.9 million for the fourth quarter ended December 27, 2025.

Net income for the first quarter ended March 28, 2026 was $8.6 million, or $0.03 per share, compared to a net loss of $(9.5) million, or $(0.03) per share, for the first quarter ended March 29, 2025 and a net loss of $(2.2) million, or $(0.01) per share, for the fourth quarter ended December 27, 2025. These results include stock-based compensation expense of $1.0 million, $1.0 million, and $0.7 million for the quarters ended March 28, 2026, March 29, 2025, and December 27, 2025, respectively.

Conference Call Information

C.K. Hong, Chief Executive Officer, and Gail Sasaki, Chief Financial Officer, will host an investor conference call today, May 12, 2026 at 12:00 p.m. Eastern Time to review Netlist’s results for the first quarter ended March 28, 2026. The live webcast and archived replay of the call can be accessed for 90 days in the Investors section of Netlist’s website at www.netlist.com.

About Netlist

Netlist is a leading innovator in advanced memory and storage solutions. With a rich portfolio of patented technologies, Netlist's inventions are foundational to the advancement of AI computing. To learn more about Netlist, please visit www.netlist.com.

Safe Harbor Statement

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements contained in this news release include, without limitation, statements about Netlist's positioning to capitalize on next generation memory products, and evaluations and judgements regarding Netlist’s products and intellectual property portfolio. Forward-looking statements are statements other than historical facts and often address future events or Netlist's future performance. They reflect management's present expectations regarding future events and are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by any forward-looking statements. These risks, uncertainties and other factors include, among others, risks: Netlist may not be able to collect the substantial amount in damages previously awarded to it in its litigations (appeals in general could cause a lengthy delay in Netlist's ability to collect damages awards, could overturn the verdicts or reduce the damages awards); Netlist will suffer adverse outcomes in its litigation with Samsung, Micron or Google or in its various other active proceedings to defend the validity of its patents; related to Netlist's plans for its intellectual property, including its strategies for monetizing, licensing, expanding, and defending its patent portfolio, which efforts may not be successful; that other patent infringement litigation initiated by Netlist, or by others against Netlist, may not be successful or resolve favorably for Netlist, particularly given the costs and unpredictability of any such litigation; associated with Netlist's product sales, including whether and how long the current market and demand for products sold by Netlist will persist or persist as expected and whether Netlist may successfully develop and launch new products that are attractive to the market; whether Netlist will continue to acquire components or products for resale on favorable terms; associated with the competitive landscape of Netlist's industry, general economic, political and market conditions, factory slowdowns and/or shutdowns, and changes in international trade and tariff policies. All forward-looking statements reflect management's present assumptions, expectations and beliefs regarding future events and are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by any forward-looking statements. These and other risks and uncertainties are described in Netlist's Annual Report on Form 10-K for the fiscal year ended December 27, 2025 filed with the SEC on March 19, 2026, and the other filings it makes with the U.S. Securities and Exchange Commission from time to time, including any subsequently filed quarterly and current reports. In light of these risks, uncertainties and other factors, these forward-looking statements should not be relied on as predictions of future events. These forward-looking statements represent Netlist's assumptions, expectations and beliefs only as of the date they are made, and except as required by law, Netlist undertakes no obligation to revise or update any forward-looking statements for any reason.

Investor Relations Contacts:

Mike Smargiassi
The Plunkett Group
NLST@theplunkettgroup.com
(212) 739-6729

Gail M. Sasaki
Netlist, Inc., Chief Financial Officer
gsasaki@netlist.com
(949) 435-0025

NETLIST, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands) (Unaudited)

	March 28,	December 27,
	2026	2025
ASSETS
Current assets:
Cash and cash equivalents	$17,005	$31,782
Restricted cash	10,000	10,300
Accounts receivable, net	3,012	2,411
Inventories	41,243	3,383
Prepaid expenses and other current assets	14,277	332
Total current assets	85,537	48,208

Property and equipment, net	237	300
Operating lease right-of-use assets	1,408	541
Other assets	422	428
Total assets	$87,604	$49,477

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$27,053	$20,612
Revolving line of credit	2,603	1,788
Accrued payroll and related liabilities	1,147	852
Deferred revenue	44,464	30,570
Other current liabilities	673	818
Long-term debt due within one year	322	—
Total current liabilities	76,262	54,640
Operating lease liabilities	882	23
Other liabilities	16	17
Total liabilities	77,160	54,680

Commitments and contingencies

Stockholders' deficit:
Preferred stock	—	—
Common stock	319	308
Additional paid-in capital	363,992	357,001
Accumulated deficit	(353,867)	(362,512)
Total stockholders' equity (deficit)	10,444	(5,203)
Total liabilities and stockholders' equity	$87,604	$49,477

NETLIST, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts) (Unaudited)

	Three Months Ended
	March 28,	March 29,
	2026	2025

Net sales	$104,892	$28,975
Cost of sales(1)	82,503	27,675
Gross profit	22,389	1,300
Operating expenses:
Research and development(1)	1,101	893
Intellectual property legal fees	8,974	7,027
Selling, general and administrative(1)	3,749	3,147
Total operating expenses	13,824	11,067
Operating income (loss)	8,565	(9,767)
Other income, net:
Interest income, net	49	220
Other income, net	31	60
Total other income, net	80	280
Income (loss) before provision for income taxes	8,645	(9,487)
Provision for income taxes	—	—
Net income (loss)	$8,645	$(9,487)

Earnings (loss) per common share:
Basic	$0.03	$(0.03)
Diluted	$0.03	$(0.03)
Weighted-average common shares outstanding:
Basic	309,445	272,379
Diluted	340,811	272,379

(1) Amounts include stock-based compensation expense as follows:

Cost of sales	$15	$8
Research and development	175	208
Selling, general and administrative	766	755
Total stock-based compensation	$956	$971